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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                FEBRUARY 28, 1999
                Date of Report (Date of earliest event reported)


                          DUKE REALTY INVESTMENTS, INC.
             (Exact Name of Registrant as Specified in its Charter)


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               INDIANA                                 1 - 9044                         35 - 1740409
        (State of Organization)                (Commission File Number)         (IRS Employer Identification No.)
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                         8888 KEYSTONE CROSSING STE 1200
                                  INDIANAPOLIS
                                    IN 46240
         (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (317) 808-6262
              (Registrant's telephone number, including area code)





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Item 5. OTHER EVENTS.

         On March 1, 1999, Duke Realty Investments, Inc. ("Duke") announced that it entered into an Agreement and Plan of Merger, dated as of February 28, 1999 (the "Merger Agreement"), with Weeks Corporation ("Weeks"), pursuant to which Weeks will merge with and into Duke. In the merger, each outstanding share of common stock of Weeks will be converted into the right to receive 1.38 shares of common stock of Duke; each outstanding share of 8.0% Series A Cumulative Redeemable Preferred Stock of Weeks will be converted into the right to receive one preference share of Duke representing 1/1000 of a share of 8.0% Series F Cumulative Redeemable Preferred Stock of Duke; and each outstanding share of 8.625% Series D Cumulative Redeemable Preferred Stock of Weeks will be converted into the right to receive one preference share of Duke representing 1/1000 of a share of 8.625% Series H Cumulative Redeemable Preferred Stock of Duke. The terms of the Duke preference shares to be issued in the Merger will be identical to the terms of the Weeks Series A and Series D preferred stock. Weeks' principal operating subsidiary, Weeks Realty, L.P. (the "Weeks Operating Partnership"), will be merged with and into Duke Realty Limited Partnership (the "Duke Operating Partnership"). The transactions are expected to close in the second or third quarter of 1999, subject to receipt of necessary approvals by the Duke and Weeks shareholders and satisfaction of customary closing conditions.

         Holders representing approximately 2% of the outstanding common stock of Weeks have entered into voting agreements, agreeing to vote their shares in favor of the transactions. Holders representing approximately 5% of the outstanding common stock of Duke have entered into voting agreements, agreeing to vote their shares in favor of the transactions. The requisite approvals of the partners of Duke Operating Partnership and Weeks Operating Partnership to the transactions have been obtained. Weeks has agreed with Duke that if the Merger Agreement is terminated under certain circumstances, Weeks will pay Duke certain fees and expenses. Duke has agreed with Weeks that if the Merger Agreement is terminated under certain other circumstances, Duke will pay Weeks certain fees and expenses.

         A copy of the Company's press release announcing the transactions is attached hereto as Exhibit 99.1.

     Item 7. Financial Statements, PRO FORMA Financial Information and Exhibits.

         FINANCIAL STATEMENTS.

                  None.

         PRO FORMA FINANCIAL INFORMATION.

                  None.

         EXHIBITS.

                  10.1 Agreement and Plan of Merger, dated as of February 28, 1999, by and between Duke Realty Investments, Inc. and Weeks Corporation.

                  10.2 Agreement and Plan of Merger, dated as of February 28, 1999, by and between Duke Realty Limited Partnership and Weeks Realty, L.P.

                  10.3 Form of Voting Agreement, dated as of February 28, 1999, among Duke Realty Investments, Inc., certain shareholders of Weeks Corporation and certain holders of partnership interests of Weeks Realty, L.P.

                  10.4 Form of Voting Agreement, dated as of February 28, 1999, among Weeks Corporation, certain shareholders of Duke Realty Investments, Inc. and certain holders of partnership interests of Duke Realty Limited Partnership.

                  99.1              Press Release, dated March 1, 1999.

                  99.2 Supplemental information package appearing on Duke's web site.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   DUKE REALTY INVESTMENTS, INC.



                                                   By: /s/ John R. Gaskin
                                                       -------------------------
                                                       Name:  John R. Gaskin
                                                       Title: Vice President,
                                                              General Counsel
                                                              and Secretary

Date:  March 3, 1999




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                                  EXHIBIT INDEX

EXHIBIT NO.                EXHIBIT


10.1 Agreement and Plan of Merger, dated as of February 28, 1999, by and between Duke Realty Investments, Inc. and Weeks Corporation.

10.2 Agreement and Plan of Merger, dated as of February 28, 1999, by and between Duke Realty Limited Partnership and Weeks Realty, L.P.

10.3 Form of Voting Agreement, dated as of February 28, 1999, among Duke Realty Investments, Inc., certain shareholders of Weeks Corporation and certain holders of partnership interests of Weeks Realty, L.P.

10.4 Form of Voting Agreement, dated as of February 28, 1999, among Weeks Corporation, certain shareholders of Duke Realty Investments, Inc. and certain holders of partnership interests of Duke Realty Limited Partnership.

99.1                       Press Release, dated March 1, 1999.

99.2 Supplemental information package appearing on Duke's web site.


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